Exhibit 10.1

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Development and Manufacturing Services Agreement

(the “Agreement”)

by and between

Lonza Ltd
Münchensteinerstrasse 38
CH-4002 Basel
Switzerland

- hereinafter “Lonza” -

and

Vaxcyte, Inc.

825 Industrial Road

Suite 300

San Carlos, CA 94070

U.S.A.

- hereinafter “Customer” -

Effective as of March 1, 2023 (the “Effective Date”)

Table of Contents

Page

1	Definitions and Interpretation	3
2	Performance of Services	8
3	Project Management / Steering Committee	11
4	Quality	11
5	Insurance	12
6	Forecasting, Ordering and Cancellation	12
7	Delivery and Acceptance	15
8	Price and Payment	17
9	Capital Equipment	19
10	Intellectual Property	19
11	Warranties	22
12	Indemnification and Liability	23
13	Confidentiality	24
14	Term and Termination	26
15	Force Majeure	27
16	Miscellaneous	28

Appendix A

Appendix B

Appendix C

Appendix D

Recitals

WHEREAS, Customer is engaged in the development and research of certain products and requires assistance in the development and manufacture of product;

WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and manufacture of products;

WHEREAS, the Parties have entered into a development and manufacturing services agreement, dated 21 October 2016, as amended from time to time relating to the manufacture of product, which is currently set to expire on 31 March 2023 ("Original Agreement"); and

WHEREAS, Customer wishes to engage Lonza for new Services relating to the expansion of development and manufacture of the Product as described in this Agreement;

WHEREAS, the Parties have entered into a development and manufacturing services agreement, dated 2 March 2022, for manufacturing services related to drug product;

WHEREAS, this Agreement relates to development and manufacturing services for conjugated polysaccharide drug substances and microbial products; and

WHEREAS, Lonza, or its Affiliate, is prepared to perform such Services for Customer on the terms and subject to the conditions set out herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows:

1 Definitions and Interpretation

“Affiliates” means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the relevant Party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the relevant Party.

“Agreement” means this agreement incorporating all Appendices, as amended from time to time by written agreement of the Parties.

“Applicable Laws” means all relevant U.S., Swiss and European Union federal, state and local laws, statutes, rules, and regulations which are applicable to a Party’s activities hereunder, including, without limitation, the applicable regulations and guidelines of any Governmental Authority and all applicable cGMP together with amendments thereto.

“Approval” means the first marketing approval by the FDA or EMA of Product from the Facility for commercial supply.

“Background Intellectual Property” means any Intellectual Property either [***].

“Batch” means, as the context dictates, [***].

“Batch Price” means the Price of each Batch.

“BLA Services” means pre biologics license application activities services to be performed in respect of the Product to support a License application.

“Campaign” means a series of no less than [***] cGMP Batches manufactured consecutively.

“Cancellation Fee” has the meaning given in Clause 6.3.

“Capital Equipment“ means those certain pieces of equipment described in the Project Plan: [***].

“Certificate of Analysis” means a document prepared by Lonza listing tests performed by Lonza or approved External Laboratories, the Specifications and test results.

“cGMP” means those laws and regulations applicable in the U.S. and Europe, relating to the manufacture of medicinal products for human use, including, without limitation, current good manufacturing practices as specified in the ICH guidelines, including without limitation, ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. For the avoidance of doubt, Lonza’s operational quality standards are defined in internal cGMP policy documents.

“cGMP Batches” means any Batches which are required under the Project Plan to be manufactured in accordance with cGMP.

“Change” means any change to the Services, pricing or Scope of Work incorporated into a written amendment to the Agreement in accordance with clause 16.2 or effected in accordance with the Quality Agreement.

“Commencement Date” means the date of commencement of the Services [***] hereunder.

“Confidential Information” means Customer Information and/or Lonza Information.

"Conjugated Drug Substance Batch" means a batch of conjugated drug substance manufactured at the Facility.

“Customer Information” means [***].

“Customer Product Components” means, as the context dictates, any components of (bioconjugate) Product such as eCRM Intermediate or any of the Polysaccharide Intermediates that comprise the Conjugated Drug Substances found in VAX-24 or VAX-XP.

“Customer Supplied Raw Materials” means [***].

"eCRM Intermediate Batch" means a batch of eCRM manufactured at the Facility.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Engineering Batches” means a Batch that is intended to demonstrate the transfer of the Manufacturing Process to the Facility.

“External Laboratories” means any Third Party instructed by Lonza, with Customer’s prior consent, which is to conduct activities required to complete the Services.

“Facility” means [***].

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Governmental Authority” means any Regulatory Authority and any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity in the U.S., Switzerland or the European Union.

“Intellectual Property” means: [***].

“Lonza Information” means [***].

“Manufacturing Process” means [***].

“Master Batch Record” means the document, proposed by Lonza and approved by Customer, which defines the manufacturing methods, test methods and other procedures, directions and controls associated with the manufacture and testing of Product.

“New Customer Intellectual Property” has the meaning given in Clause 10.2

“New General Application Intellectual

Property” has the meaning given in Clause 10.3.

“Party” means each of Lonza and Customer and, together, the “Parties”.

"Polysaccharide Intermediate Batch" means a batch of polysaccharide intermediate manufactured at the Facility.

“Price” means the price for the Services and Products as set out in the applicable Project Plan.

“Process Validation Batch” means a Batch that is produced with the intent to show reproducibility of the Manufacturing Process and is required to complete process validation studies.

“Product” means the proprietary molecule identified by Customer in the applicable Project Plan, including but not limited to [***].

“Project Plan” or “Project Plans” means the plans describing the Services to be performed by Lonza under this Agreement, including any update and amendment of the Project Plan to which the Parties may agree from time to time.

“Quality Agreement” means the quality agreement, attached hereto as Appendix B, setting out the responsibilities of the Parties in relation to quality as required for compliance with cGMP.

“Raw Materials” means all ingredients, solvents, consumables (including Resins), and other components of the Product required to perform the Manufacturing Process or Services and to be procured by Lonza, as further set forth in the bill of materials detailing the same. For the avoidance of doubt, Customer Product Components and Customer Supplied Raw Materials are not considered to be Raw Materials.

“Raw Materials Fee” means the procurement and handling fee of [***] of the acquisition cost of Raw Materials by Lonza that is charged to the Customer in addition to the cost of such Raw Materials.

.

“Regulatory Authority” means the FDA, Swissmedic, EMA and any other similar regulatory authorities as may be agreed upon in writing by the Parties.

“Release” has the meaning given in Clause 7.1.

"Resins” means the chromatographic media and/or UF membranes [***], as specified in the Master Batch Record.

“Services” means all or any part of the services to be performed by Lonza under this Agreement (including, without limitation, process and analytical method transfer, process development, process optimization, validation, clinical and commercial manufacturing, as well as quality control and quality assurance activities), particulars of which are set out in a Project Plan.

“Specifications” means the specifications of the Product as specified in Appendix C, which may be amended from time to time in accordance with this Agreement.

“Term” has the meaning given in Clause 14.1.

“Third Party” means any party other than Customer, Lonza and their respective Affiliates.

In this Agreement references to the Parties are to the Parties to this Agreement, headings are used for convenience only and do not affect its interpretation, references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, references to the singular include the plural and vice versa, and references to the word “including” are to be construed without limitation.

2 Performance of Services

2.1 Performance of Services. Subject to Clause 2.3, Lonza shall itself and through its Affiliates, diligently carry out the Services in accordance with the prevailing industry standards as provided in the Project Plan and according to the estimated timelines as set forth in the Project Plan. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement. Lonza may subcontract or delegate any of its rights or obligations under this Agreement to perform the Services to External Laboratories with prior notice to and approval of Customer; provided, that any External Laboratories shall be subject to the same obligations and other provisions contained in this Agreement or any applicable Project Plan, including obligations of confidentiality at least as stringent, and as protective of Customer, as those obligations of confidence and non-use imposed upon Lonza and provided that such External Laboratories shall be subject to obligations to act diligently. Lonza shall not be responsible for analytical lab services performed by External Laboratories.

2.2 Technology Transfer. The Parties expressly agree that they shall work together to transfer the Manufacturing Process to the Facility, including implementing the technology transfer plan set forth in Project Plan. Customer shall fully support such technology transfer as reasonably requested by Lonza. Customer shall (by such date as agreed between the Parties) supply to Lonza all such Customer Information, Customer Supplied Raw Materials, Customer Product Components and other information or materials that are listed in each Project Plan and may be reasonably required by Lonza to perform the Services. Lonza shall not be responsible for any delays arising out of Customer’s failure to provide such Customer Information, Customer Supplied Raw Materials, Customer Product Components and/or other information and/or materials reasonably required to perform the Services to Lonza.

2.3 Engineering Batches. Lonza shall manufacture Engineering Batches in accordance with the Project Plan(s) and batch records. Customer shall have the right to make whatever further use of the non-cGMP Engineering Batches as it shall determine, provided that Customer pays for such Batches, such use is not for human use and does not violate any Applicable Laws. While Lonza makes absolutely no warranty that Engineering Batches will meet cGMP or the Specifications, Lonza will manufacture the Engineering Batches under cGMP conditions. Accordingly, if Lonza determines that an Engineering Batch does meet cGMP and the Specifications, it will release such Engineering Batch as a cGMP Batch. Regardless of whether any Engineering Batch meets cGMP or the Specifications and provided that the Engineering Batch was executed in accordance with the Project Plan and batch records, Customer shall pay to Lonza the Price for such Engineering Batch plus the Raw Materials Fee associated with such Engineering Batch. In the event Customer requests a material change to the Manufacturing Process or Specifications, Lonza and Customer shall discuss in good faith modifications and written amendments to the applicable Project Plan, including potential manufacture of additional Engineering Batches utilizing the modified process or specifications and adjustments (up or down) to Batch Price to reflect changes in cost resulting from such material change.

2.4 cGMP Batches. Lonza will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and Release to Customer, cGMP Batches that comply with the Manufacturing Process, cGMP and the Specifications, together with a Certificate of Analysis. [***].

2.5 Process Validation Batches. Lonza shall manufacture and deliver Process Validation Batches as mutually agreed by Parties sufficient to document the operability and reproducibility of the Manufacturing Process and permit the Parties to complete and file the necessary regulatory documents.

2.5.1 Prior to commencement of Process Validation Batches, Lonza and Customer shall agree a process validation plan identifying the validation requirements of the Manufacturing Process. All process validation activities are excluded from the Price of Process Validation Batches shall be approved by the Customer in advance and shall be paid for by the Customer at the Price set out in the applicable Project Plan.

2.5.2 Any regulatory support activities (including pre-Approval inspection) required and agreed to by Customer to support the Approval of the Product from the Facility shall be performed and supported by Lonza as reasonably requested by Customer. All such regulatory support activities are excluded from the Price of Process Validation Batches, shall be approved by the Customer in advance, and shall be paid for by the Customer at the Price set out in the applicable Project Plan.

For the sake of clarity, the Parties agree that Lonza shall provide regulatory review, at the agreed hourly rate/day rate, with respect to all documents related to any regulatory submission. Lonza shall exercise reasonable commercial efforts to review the documents and provide input in accordance with Customer’s reasonably requested timeline.

2.6 Supply of Customer Information and Customer Supplied Raw Materials. Customer shall supply to Lonza all Customer Information and Customer Supplied Raw Materials and other information that may be reasonably required by Lonza to perform the Services. Lonza hereby undertakes not to use the Customer Supplied

Raw Materials or Customer Information (or any part thereof) for any purpose other than the performance of the Services under this Agreement. With respect to any Customer Supplied Raw Materials, title shall remain with the Customer and shall not transfer to Lonza. Lonza shall provide quarterly reporting of cGMP inventory of Customer Supplied Raw Materials and Customer Product Components levels by SKU, with actual utilization/ending balances provided, within [***] business days from the end of the calendar quarter.

Timelines for delivery of critical Customer Information, Customer Supplier Raw Materials and Customer Product Components shall be set forth in the applicable Project Plan/Scope Change. [***]. Lonza shall have an obligation to mitigate damages related to such idle manufacturing suite capacity and shall use utmost commercially reasonable efforts to reduce Customer cycle times, secure a new project or shift any existing projects then under contract with Lonza for the same dates and duration that would have been utilized by Customer. For clarity, no compensation shall be due with respect to any losses caused in whole or in part by action or omission by Lonza or its Affiliates or External Laboratories or Force Majeure event.

2.7 Raw Materials. Lonza shall procure all Raw Materials. Customer shall be responsible for payment for all consumables and Raw Materials ordered or irrevocably committed to be procured by Lonza hereunder. [***].

2.7.1 [***].

3 Project Management / Steering Committee

3.1 Project Plans. With respect to a new project to be governed by this Agreement, a new Project Plan shall be added by agreement in a writing signed by the Parties and appended to Appendix A. Each Project Plan shall include a description of the Services to be provided, the Product to be manufactured, Specifications, a schedule for completion of the Project Plan, pricing details, and such other information as is necessary for relevant Services. In the event of a conflict between the terms of a Project Plan and this Agreement, the terms of the Agreement will govern unless explicitly stated otherwise in the Project Plan.

3.2 Project Management. With respect to each Project Plan, each party will appoint a project manager who will be the party responsible for overseeing the Project Plan.

3.3 Steering Committee. Each Party shall name a mutually agreed upon equal number of representatives for the Steering Committee, which shall meet twice per calendar year, or as otherwise mutually agreed by the Parties. In the event that a Steering Committee dispute cannot be resolved, such dispute shall be escalated to a senior executive of each of Customer and Lonza.

The primary function of the Steering Committee is to ensure the ongoing communication between the Parties and discuss and resolve any issues arising under this Agreement. In addition to the primary function described above, the Steering Committee shall also take on the following responsibilities:

3.3.1 discuss and seek resolution of issues around management of the Services;

3.3.2 agree and monitor deadlines and milestones for the Services; and

3.3.3 discuss and recommend any changes to the Services (although such changes will not take effect until they have been incorporated into a written amendment to the Project Plan which has been signed by the Parties).

3.4 Person in Plant. Customer shall be permitted to have [***] at the Facility as reasonably requested by Customer, [***] for the purpose of observing, reporting on, and consulting as to the performance of the Services. Such [***] shall be subject to and agree to abide by confidentiality obligations to Third Parties and Lonza’s customary practices and operating procedures regarding persons in plant, and such [***] agrees to comply with all instructions of Lonza’s employees at the Facility. Lonza shall have the right to postpone a request from Customer in the event of a significant spike in the Covid pandemic impacting the Facility.

4 Quality

4.1 Responsibility for quality assurance and quality control of Product shall be allocated between Customer and Lonza as set forth in the Quality Agreement and in Lonza standard operating procedures. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of the Quality Agreement shall prevail with respect to quality matters and this Agreement shall prevail with respect to all other matters. If the Quality Agreement is not in place at the Effective Date, Lonza and Customer commit to enter into the Quality Agreement in a timely manner, but in no event later than the commencement of cGMP manufacturing.

4.2 Provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement.

5 Insurance

5.1 Each Party shall, during the Term and for [***] after delivery of the last Product manufactured or Services provided under this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company, comprehensive general liability insurance including, but not limited to product liability coverage in the amount of at least [***]. Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request.

6 Forecasting, Ordering and Cancellation

Forecasting and Ordering.

6.1.1 [Intentionally Deleted].

6.1.2 Parties shall agree upon Services to be provide by Lonza in the Project Plan and/or a separate scope change/scope of work. Upon execution of such document by both Parties, the Services shall be binding on both Parties. [***].

6.2 Rescheduling.

6.2.1 After good faith discussion between the Parties, Lonza may reschedule a Commencement Date of any Batch or Campaign, provided that the rescheduled Commencement Date is no earlier or no later than [***] from the Commencement Date originally estimated at the time of Lonza’s acceptance of the binding purchase order. For clarity, prior written consent of Customer shall be required to reschedule the Commencement Date by more than [***] from the

Commencement Date originally estimated at the time of Lonza’s acceptance of the binding purchase order, whereas failure to obtain such consent shall be deemed a material breach. If the Customer requests to change the Commencement Date, Lonza will make all reasonable attempts to accommodate the request; provided, however, in the event that this change would impact other projects scheduled for occupancy in the designated suite or suites, manufacture of the Customer’s Batch or Campaign may be delayed until an adequate time period is available in the Facility schedule. Any delay requested by Customer of more than [***] and not replaced by other Customer Batches for the cGMP manufacturing space, for the same dates and duration that would have been occupied by Customer’s rescheduled Batches, may be considered a cancellation pursuant to Section 6 and subject to Section 6.5. For clarity, no Cancellation Fees shall be due with respect to any delays caused in whole or in part by action or omission by Lonza or its Affiliates or External Laboratories.

6.2.2 Upon prior consent of Customer after good faith discussion between the Parties, which may not be unreasonably withheld or delayed, Lonza may reschedule a Commencement Date of any Service, provided that the rescheduled Commencement Date is no earlier or no later than [***] from the Commencement Date originally estimated at the time of Lonza’s acceptance of the binding purchase order. If the Customer requests to change the Commencement Date, Lonza will make all reasonable attempts to accommodate the request. Any delay requested by Customer whereas such human and capital resources cannot be reutilized by Lonza for Customer or other customers shall be subject to a rescheduling fee. Rescheduling fee shall equal [***]. Notwithstanding the foregoing, Lonza shall have an obligation to mitigate damages related to such rescheduling of Services by Customer leading to rescheduling fees. Lonza shall use utmost commercially reasonable efforts to secure a new project or shift any existing projects then under contract with Lonza for the same dates and duration that would have been utilized by Customer. For clarity, no rescheduling fees shall be due with respect to any delays caused in whole or in part by action or omission by Lonza or its Affiliates or External Laboratories.

6.3 Cancellation of a Purchase Order. Customer may cancel a binding purchase orders upon written notice to Lonza, subject to the payment of a cancellation fee as calculated below (the “Cancellation Fee”):

Development Services

6.3.1 In the event that Customer provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date of one or more development Services, then [***] of the development Services cancelled under a purchase order is payable; and

6.3.2 In the event that Customer provides written notice of cancellation more than [***] prior to the Commencement Date of one or more development Services, then [***] is payable.

BLA Services

6.3.3 In the event that Customer provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date of one or more BLA Services, then [***] of the BLA Services cancelled under a purchase order is payable;

6.3.4 In the event that Customer provides written notice of cancellation to Lonza more than [***] but less than or equal to [***] prior to the Commencement Date of one or more BLA Services, then [***] of the Price of each such BLA Services cancelled is payable; and

6.3.5 In the event that Customer provides written notice of cancellation more than [***] prior to the Commencement Date of one or more BLA Services, then [***] is payable.

Bioconjugates PCP Asset, Microbial L2, Microbial 70L Asset and BPMSS 1k Asset

6.3.1 In the event that Customer provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date of one or more Batches, then [***] of the Price of each such Batches cancelled is payable; and

6.3.2 In the event that Customer provides written notice of cancellation to Lonza more than [***] but less than or equal to [***] prior to the Commencement Date of one or more Batches, then [***] of the Price of each such Batches cancelled is payable.

6.3.1 In the event that Customer provides written notice of cancellation to Lonza more than [***] prior to the Commencement Date of one or more Batches, then [***] is payable.

Microbial P2/15k Asset

6.3.2 In the event that Customer provides written notice of cancellation to Lonza less than or equal to [***] prior to the Commencement Date of one or more Batches, then [***] of the Price of each such Batches cancelled is payable;

6.3.3 In the event that Customer provides written notice of cancellation to Lonza more than [***] but less than or equal to [***] prior to the Commencement Date of one or more Batcheses, then [***] of the Price of each such Batches cancelled is payable;

6.3.4 In the event that Customer provides written notice of cancellation to Lonza more than [***] prior to the Commencement Date of one or more Batches, then [***] is payable.

6.4 Payment of Cancellation Fee. Any Cancellation Fee shall be payable within [***] following the written notice of cancellation associated with the cancelled Batch.

6.5 Replacement Project. Notwithstanding the foregoing, Lonza shall have an obligation to mitigate damages related cancelation, rescheduling and delays to Services by Customer leading to Cancellation Fees. [***].

6.6 Delays. In the event of a delay [***]:

Development Services

6.6.1 [***].

BLA Services

6.6.2 [***].

Manufacturing Services

6.6.3 [***].

7 Delivery and Acceptance

7.1 Delivery. All Product shall be delivered [***] (as defined by Incoterms® 2020). Lonza shall deliver to Customer the Certificate of Analysis and such other documentation as is reasonably required to meet all applicable regulatory requirements of the Governmental Authorities not later than the date of delivery of Batches (the “Release”). [***]. In addition, Lonza shall exercise reasonable commercial efforts and customary due diligence and care to ensure that Customer Supplier Raw Materials and Customer Product Components are stored in accordance with the Specifications, cGMPs, Quality Agreement and Customer’s instructions and protect these from theft, casualty, or other damage within Lonza’s reasonable control.

7.2 Storage. CRM12 Intermediate Batches and Polysaccharide Intermediate Batches (required intermediates for the production of Conjugate Drug Substances) will be stored [***] until the CRM12 Intermediate Batches and Polysaccharide Intermediate Batches are used for the manufacturing of Conjugate Drug Substances; [***].

Customer shall arrange for shipment and take delivery of Conjugate Drug Substances Batches from the Facility, at Customer’s expense, within [***] after Release or pay applicable storage costs, unless otherwise agreed to by the Parties. [***]. In addition to Section 8.2, Customer shall be responsible for all value added tax (“VAT”) and any other applicable taxes, levies, import, duties and fees of whatever nature imposed as a result of any storage. Within [***] following a written request from Lonza, Customer shall provide Lonza with a letter in form satisfactory to Lonza confirming the bill and hold status of each stored Batch.

7.3 Acceptance/Rejection of Product.

7.3.1 Promptly following Release of Batches, Customer shall inspect such Batches and shall have the right to test such Batches to determine compliance with the Specifications. Customer shall notify Lonza in writing of any rejection of a Batch based on any claim that it fails to meet Specifications within [***] of Release, after which time all unrejected Batches shall be deemed accepted. Customer shall inform Lonza in writing in case of concealed or latent defects (i.e. not discovered by routine quality control means), promptly upon discovery of such defects but no later than [***] after initial discovery of the defect and in no event after [***] from Release of the Batch.

7.3.2 In the event that Lonza believes that a Batch has been incorrectly rejected, Lonza may require that Customer provide to it Batch samples for testing. Lonza may retain and test the samples of such Batch. In the event of a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results fall within relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall cause an independent laboratory promptly to review records, test data and perform comparative tests and/or analyses on samples of the Product that allegedly fails to conform to Specifications. Such independent laboratory shall be mutually agreed upon by the Parties and shall be located in either the United States or the European Union. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules.

Lonza may, upon written approval of Customer, reprocess any cGMP Batch or, if reprocessing is not possible or Customer does not consent, Lonza shall replace any cGMP Batch that failed to conform with the Specifications, where such cGMP Batch was required to conform with the Specification (a “Failed Batch”), in the event that it is determined (by the Parties or the independent laboratory) that such failure was [***] (“Lonza Responsibility”). [***].

With respect to the loss of Customer Supplied Raw Materials and/or Customer Product Components (as applicable) used in the Failed Batch, the Parties agree that for the replacement Batch [***].

Lonza shall exercise best commercial efforts to immediately reprocess or replace the Failed Batch.

7.3.3 Customer acknowledges and agrees that [***] with respect to a Failed Batch that is a Lonza Responsibility [***], and in furtherance thereof, [***].

8 Price and Payment

8.1 Pricing for the Services provided by Lonza are set out in, and based on the assumptions and information set out in, the applicable Project Plan. In the event of changes to the Services based on Customer’s request, Customer shall bear all additional costs.

8.2 Unless otherwise indicated in writing by Lonza, [***] all such charges applicable to the Services (other than taxes on Lonza’s income) shall be paid by Customer.

8.3 Payment Terms. Unless otherwise agreed upon between the Parties (in a Project Plan or Statement of Work), the following payment terms shall apply:

8.3.1 For Stages of Work of less than [***] (or equivalent in the applicable currency): Unless otherwise agreed in writing Lonza shall issue invoices to Customer for [***] of the Price upon completion of that Stage of Work.

8.3.2 For Stages of Work of [***] or more (or equivalent in the applicable currency): Unless otherwise agreed in writing Lonza shall issue all invoices to Customer for [***] of the Price for Batches or Services upon the Commencement Date thereof and [***] upon Release of applicable Batches or completion of applicable Services, unless otherwise stated in the Project Plan.

8.3.3 Unless otherwise agreed to in writing by Parties, all undisputed invoices shall be paid within [***] from the date of receipt of the invoice. In the event of a disputed invoice, Customer shall timely pay the undisputed portion of the invoice.

8.3.4 Unless otherwise agreed in writing charges for Raw Materials (including media and feeds) and the applicable Raw Materials Fee for each Batch shall be invoiced [***] upon the Commencement Date of the Batch [***].

8.4 If in default of payment of any undisputed invoice [***] after the due date, interest shall accrue on any amount overdue at the lesser of (i) rate of [***] or (ii) the maximum rate allowable by applicable law, interest to accrue on a day to day basis until full payment; and Lonza shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services and or delivery of Product until all overdue amounts have been paid in full including interest for late payments.

8.5 Price adjustments.

8.5.1 Not more than once per calendar year effective on or around January 1st, upon prior written notice and with first price increase effective on January 1, 2024, [***]. The new Price reflecting such Batch Price adjustment shall be effective for any Batch for which the Commencement Date is past June 30 of the respective calendar year.

8.5.2 In the event there is (i) a change in the cost of energy, utilities or labor of more than [***] that substantially increases Lonza’s operating costs with respect to Services, the Parties shall meet and discuss in good faith potential adjustments to the Price of Services.

8.6 Financial Audit. Each Party shall maintain its books and records related to the Services, including (to the extent applicable) with respect to price adjustments, cancellation fees, FTE hours and raw material and component handling fees in accordance with its usual business practices for a period of at least [***]. Either Party may conduct a financial audit of the other Party to confirm such Party’s compliance with financial terms of this Agreement upon [***] written notice and not more often than [***]. The audit will be conducted by an independent third party selected by the Party initiating the audit and at such Party’s expense. In the event the audit reveals any net variance between amounts charged and amounts that should have been charged pursuant to the terms of this Agreement, such net overcharges/undercharges plus interest rate charges calculated in pursuant to Section 8.4 shall be paid by wire transfer to the relevant Party within [***] of final determination. If such audit reveals more than a [***] net overcharges or a net overcharged in excess of [***] to the detriment of the auditing Party, then expenses for said auditor shall be reimbursed by the audited Party to the auditing Party up to a cap of [***].

9 Capital Equipment

9.1 Any Capital Equipment required for the performance of the Services shall be acquired on terms to be agreed by the Parties prior to commencement of the relevant Services. Notwithstanding the foregoing, Lonza shall be responsible for procurement, installation and maintenance of any Capital Equipment generally required to maintain operations of the Facility.

10 Intellectual Property

10.1 Neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party or any of its Affiliates.

10.2 Subject to Clause 10.3, Customer shall own all right, title, and interest in and to any and all Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza develops, conceives, invents, first reduces to practice or makes solely or jointly with Customer or others, to the extent that it is both:

10.2.1 solely a direct derivative of or improvement to Product, Customer Supplied Raw Materials, Customer Product Components, Customer Information and/or Customer Background Intellectual Property; and

10.2.2 is not an improvement of, or direct derivative of, any Lonza Background Intellectual Property or Lonza Information;

(the “New Customer Intellectual Property”). [***].

10.3 Notwithstanding Clause 10.1, and subject to the license granted in Clause 10.5, Lonza shall own all right, title and interest in Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza, solely or jointly with Customer or others, develops, conceives, invents, or first reduces to practice or makes in the course of performance of the Services that:

10.3.1 is generally applicable to the development or manufacture of chemical or biological products or products components; or

10.3.2 is an improvement of, or direct derivative of, any Lonza Background Intellectual Property or Lonza Information;

(the “New General Application Intellectual Property”). [***].

10.4 [***].

10.5 Subject to the terms and conditions set forth herein (including the payment of the Price as required above and Section 10.9), Lonza hereby grants to Customer a non-exclusive, world-wide, fully paid-up, transferable license, including the right to grant sublicenses (subject to the prior written consent of Lonza), under the New General Application Intellectual Property, to use, sell and import the Product manufactured under this Agreement (but no other products).

10.6 [***].

10.7 Provided that (i) Customer is not in breach of this Agreement; and/or (ii) Lonza has not terminated this Agreement [***], Customer will have the right to transfer the Manufacturing Process to itself and/or any Third Party [***].

10.8 Prosecution of Patents.

10.8.1 Subject to the following subsection, Customer will have the sole right and discretion to file (or not file), prosecute and maintain patent applications and patents claiming [***]. Lonza will cooperate with Customer, at Customer’s expense, to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any [***].

10.8.2 Unless the Parties agree otherwise, at least [***] prior to filing any application disclosing or claiming any [***].

10.8.3 Lonza will have the sole right and discretion to file (or not file), prosecute and maintain patent applications and patents [***].

10.9 Notwithstanding anything to the contrary in this Agreement, the Parties have agreed on the terms and conditions pertain to certain Intellectual Property generated prior to the Effective Date as set forth in a “Letter Agreement Regarding New Intellectual Property Ownership Rights” by and between Lonza and Customer, dated September 15, 2021 (the “Letter Agreement”), referred to as “Lonza New Inventions” and “Vaxcyte New Inventions” in such Letter Agreement, and that to the extent the terms and conditions of this Agreement are inconsistent with those in the Letter Agreement as they pertain to such Lonza New Invention and/or Vaxcyte New Invention, then terms and conditions in the Letter Agreement shall control.

11 Warranties

11.1 Lonza warrants that:

11.1.1 the Services shall be performed in accordance with all Applicable Laws;

11.1.2 [***];

11.1.3 [***];

11.1.4 [***];

11.1.5 it or its Affiliate holds all necessary permits, approvals, consents and licenses to enable it to perform the Services at the Facility;

11.1.6 it has the necessary corporate authorizations to enter into and perform this Agreement;

11.1.7 Lonza or its personnel have not been and are not debarred under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335(a) or (b)) (the “Act”).

11.1.8 subject to payment of undisputed invoices, title to all Product and all New Customer Intellectual Property provided to Customer under this Agreement shall pass free and clear of any security interest, lien or other encumbrance in favor of Lonza; and

11.2 Customer warrants that:

11.2.1 [***];

11.2.2 Customer will promptly notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party that Customer Information and/or Customer Intellectual Property or that the use by Lonza thereof for the provision of the Services infringes any Intellectual Property or other rights of any Third Party; and

11.2.3 Customer has the necessary corporate authorizations to enter into this Agreement.

11.2.4 Customer or its personnel have not been and are not debarred under the Act.

11.3 DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY

DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.4 Debarment.

11.4.1 In the event a party receives a notice from the other party (“Defaulting Party”) or otherwise becomes aware that a debarment, suspension, exclusion, sanction, or declaration of ineligibility action has been brought against the Defaulting Party, which would prevent such Party from performing its obligations and/or on this Agreement; then the party receiving such notice shall have the right to terminate this Agreement immediately; provided that if such event shall occur, the party receiving such notice shall not have such right of termination if the Defaulting Party is disputing and defending such action and the Defaulting Party is otherwise able to perform its obligations and/or Services in the manner required under this Agreement.

11.4.2 Each party shall ensure that it will not knowingly use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. Sec. 335a(a) or (b), or listed in the DHHS/OIG List of Excluded Individuals/Entities or the General Services Administration's Listing of Parties Excluded from Federal Procurement and Non-Procurement Programs.

12 Indemnification and Liability

12.1 Indemnification by Lonza. Lonza shall indemnify the Customer, its Affiliates, and their respective officers, employees and agents (“Customer Indemnitees”) for any loss, damage, costs and expenses (including reasonable attorney fees) that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of [***]. Notwithstanding the foregoing, Lonza shall have no obligations under this clause 12.1 for any liabilities, expenses, or costs to the extent arising out of or relating to claims covered under clause 12.2.

12.2 Indemnification by Customer. Customer shall indemnify Lonza, its Affiliates, and their respective officers, employees and agents (“Lonza Indemnitees”) from and against any loss, damage, costs and expenses (including reasonable attorney fees) that Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of [***]. Notwithstanding the foregoing, Customer shall have no obligations under this clause 12.2 for any liabilities, expenses, or costs to the extent arising out of or relating to claims covered under clause 12.1.

12.3 Indemnification Procedure. If the Party to be indemnified intends to claim indemnification under this Clause 12, [***].

12.4 DISCLAIMER OF CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST REVENUES ARISING FROM OR RELATED TO THIS AGREEMENT, EXCEPT TO THE EXTENT RESULTING FROM FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT AND/OR FOR EITHER PARTY’S BREACH OF ARTICLE 13 HEREOF.

12.5 LIMITATION OF LIABILITY. [***].

13 Confidentiality

13.1 A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term from or on behalf of the other Party (the “Disclosing Party”) using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party, observed by the Receiving Party or its employees, agents, consultants, or representatives, or otherwise learned by the Receiving Party under this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary.

13.2 Notwithstanding the foregoing, Receiving Party may disclose to any courts and/or other authorities Confidential Information which is or will be required pursuant to applicable governmental or administrative or public law, rule, regulation or order. In such case the Party that received the Confidential Information will, to the extent legally permitted, inform the other Party promptly in writing and cooperate with the Disclosing Party in seeking to minimize the extent of Confidential Information which is required to be disclosed to the courts and/or authorities.

13.3 The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which:

13.3.1 at the time of disclosure was publicly available; or

13.3.2 is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; or

13.3.3 as the Receiving Party can establish by competent proof, was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party; or

13.3.4 is supplied to a Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party; or

13.3.5 is developed by the Receiving Party independently from and without use of the Confidential Information, as evidenced by contemporaneous written records.

13.4 The Receiving Party will use Confidential Information only for the purposes of this Agreement and will not make any use of the Confidential Information for its own separate benefit or the benefit of any Third Party including, without limitation, with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.

13.5 Each Party will restrict the disclosure of Confidential Information to such officers, employees, professional advisers, finance-providers, consultants and representatives of itself and its Affiliates who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement or an applicable financing or acquisition. Both Parties may disclose Confidential Information of the other Party and its Affiliates to potential and actual acquirers provided such disclosure is limited to the terms of this Agreement. Customer also may disclose to its potential (i.e., as evidenced by a written term sheet or MOU) and actual: (i) acquirers and (ii) bona fide collaborators in the research, development and commercialization of the Products, the work product provided to Customer by Lonza as a consequence of the provision of the Services. Prior to disclosure to such persons, the Receiving Party shall inform the Disclosing Party and it shall bind its and its Affiliates’ officers, employees, consultants and representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information.

13.6 The Receiving Party shall at any time be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the employees, consultants, potential and actual acquirers, and representatives of itself or its Affiliates.

13.7 Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 13 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non-breaching Party.

14 Term and Termination

14.1 Term. This Agreement shall commence on the Effective Date and shall end on the fifth (5th) anniversary of the Effective Date and shall automatically renew for one additional two (2) year period unless either Party provide written notice of non-renewal at least two (2) years prior to the fifth anniversary of the Effective Date or the Agreement is terminated earlier as provided herein (the “Term”). Notwithstanding the foregoing, each Project Plan may have separate term and termination provisions so long as the term of any Project Plan does not extend beyond the Term.

14.2 Termination. This Agreement may be terminated as follows:

14.2.1 by either Party if the other Party breaches a material provision of this Agreement or a Project Plan and fails to cure such breach to the reasonable satisfaction of the non-breaching Party [***]; or

14.2.2 by either Party, immediately, if the other Party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has a receiver appointed for a substantial part of its assets; or

14.2.3 by either Party pursuant to Clause 15; or

14.2.4 by either Party if it becomes apparent to either Lonza or the Customer at any stage in the provision of the Services that it will be impossible to complete the Services for scientific or technical reasons despite exercise of best commercial efforts by both Parties. [***]; or

14.2.5 by Customer with or without cause upon [***] written notice on a Project Plan-by-Project Plan basis.

14.3 Consequences of Termination.

14.3.1 In the event of termination by Lonza pursuant to Section 14.2.1 or by Customer pursuant to Section 14.2.4 or 14.2.2, Lonza shall be compensated for (i) Services rendered up to the date of termination, including in respect of any Product in-process; (ii) all costs incurred through the date of termination, including Raw Materials costs and Raw Materials Fees for Raw Materials used or purchased for use in connection with the Project Plan; (iii) all unreimbursed Capital Equipment and related decommissioning charges incurred pursuant to Clause 9; (iv) all amounts in accordance with Section 6, including any applicable Cancellation Fees for Services committed to be provided within the [***].

14.3.2 In the event of termination by Customer pursuant to Section 14.2.1 or by Lonza pursuant to Section 14.2.4, Lonza shall be compensated for (i) Services properly rendered up to the date of termination, including in respect of any Product in-process; and (ii) all costs incurred through the date of termination, including Raw Materials costs and Raw Materials Fees for Raw Materials used or purchased for use in connection with the Project Plan.

14.3.3 In the event of termination by either Party pursuant to Sections 14.2.3, neither party shall have any further liability to the other Party.

14.3.4 In addition to the above, solely with respect to terminations described in Sections 14.3.1 and 14.3.2, [***].

14.4 Survival. The rights and obligations of each Party which by their nature survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, [***].

15 Force Majeure

15.1 If a Party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and gives written notice thereof to the other Party within [***] of the Party becoming aware of a Force Majeure event and specifying the matters constituting Force Majeure together with such evidence as such Party reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, the notifying Party and the other Party shall both be excused from the performance or the punctual performance of relevant obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. Provided that, if such Force Majeure persists for a period of one hundred and [***] or more, Customer may terminate this Agreement by delivering written notice to Lonza.

15.2 “Force Majeure” shall be deemed to include any reason or cause beyond Party’s reasonable control after exercising customary care and planning affecting the performance by a Party of its obligations under the Agreement, including, but not limited to, any cause arising from or attributable to acts of God, strike, lockouts, labor troubles, restrictive governmental orders or decrees, riots, insurrection, war, terrorist acts, or the inability of Lonza to obtain any required raw material, energy source, equipment, labor or transportation. For clarity, prevalence of the Covid pandemic/endemic at the current levels (July 2022) shall not be deemed a Force Majeure event as long as there is no impact on laboratory and operational continuity to operate as usual. For clarity, Force Majeure does not apply to Customer’s obligation to make payments under this Agreement.

15.3 With regard to Lonza, any such event of Force Majeure affecting services or production at its Affiliates or suppliers shall be regarded as an event of Force Majeure.

16 Miscellaneous

16.1 Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible commercially equivalent considering the legal interests and the Purpose.

16.2 Amendments. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties.

16.3 Assignment. Lonza shall be entitled to instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement, but Lonza shall remain fully responsible in respect of those obligations. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that either Party may assign this Agreement to (i) any Affiliate of such Party or (ii) any third party in connection with the sale or transfer (by whatever method) of all or substantially all of the assets of the business or Product of such Party to which this Agreement relates, whether by merger, consolidation, acquisition or other form of business combination. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment. Lonza shall be entitled to sell, assign and/or transfer its trade receivables resulting from this Agreement without the consent of the Customer.

16.4 Notice. All notices must be written and sent to the address of the Party first set forth above. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

16.5 Governing Law/Jurisdiction. This Agreement is governed in all respects by the laws of [***]. The Parties agree to submit to the jurisdiction of the courts of [***].

16.6 Entire Agreement. With exception to the subject matter in the certain agreement titled Letter Agreement Regarding New Intellectual Property Ownership Rights (the “Letter Agreement”), with an effective date of September 15, 2021, attached hereto as Appendix D, this Agreement contains the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each Party acknowledges that an original signature or a copy thereof transmitted by facsimile or by .pdf shall constitute an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Development and Manufacturing Services Agreement to be executed by its duly authorized representative effective as of the date written above.

LONZA LTD

By: /s/ Bart van Aarnhem

Name Bart van Aarnhem

Title Associate General Counsel

Date 2/24/2023

By: /s/ Iwan Bertholjotti

Name Iwan Bertholjotti

Title Senior Director, Commercial Development

Date 2/24/2023

Vaxcyte, Inc.

By: /s/ Grant Pickering

Name Grant Pickering

Title CEO

Date 2/28/2023

APPENDIX A

Project Plan

[***]

APPENDIX B

Quality Agreement

[***]

APPENDIX C

Specifications

[***]

APPENDIX D

Letter Agreement

[***]